Exhibit 99.1

Power Solutions International Announces Third Quarter 2021 Financial Results

WOOD DALE, Ill., November 12, 2021 — Power Solutions International, Inc. (the “Company” or “PSI”) (OTC Pink: PSIX), a leader in the design, engineering and manufacture of emission-certified engines and power systems, announced third quarter 2021 financial results.

Third Quarter 2021 Results

Sales for the third quarter of 2021 were $117.6 million, an increase of $3.2 million, or 3%, compared to the comparable quarter last year as a result of higher sales of $10.7 million in the industrial end market, partly offset by decreases of $5.5 million and $2.0 million within the transportation and energy end markets, respectively. The increase in industrial end market sales was primarily due to higher demand for products across various applications, with the largest increase attributable to products used within the material handling/forklift industry. The decrease within the transportation end market primarily reflects a decrease in sales within the terminal tractor and school bus markets. Lower energy end market sales were driven by decreased demand for the Company’s power generation products.

Gross profit decreased by $6.8 million in the third quarter of 2021 compared to the same period last year. Gross margin in the third quarter of 2021 was 9.6% versus 15.9% last year, primarily due to significantly higher warranty expenses, material cost increases, higher tariff and freight costs, and unfavorable product mix. For the three months ended September 30, 2021, warranty costs were $7.3 million, an increase of $4.6 million compared to warranty costs of $2.7 million last year, due largely to higher charges for adjustments to preexisting warranties and lower recognized recoveries in the third quarter of 2021.

Operating expenses decreased by $2.3 million, or 12%, versus the comparable period in 2020, mostly due to lower research, development and engineering expenses of $1.1 million and lower selling, general and administrative costs of $1.0 million.

Other expense (income), net experienced no activity during the third quarter of 2021 compared to income of $0.9 million last year primarily due to the receipt of life insurance proceeds upon the death of a former employee during the 2020 period.

Net loss in the third quarter of 2021 was $7.2 million, or a loss of $0.31 per share, versus net loss of $1.5 million, or $0.06 per share for the comparable prior year period. Adjusted net loss was $4.8 million, or Adjusted loss per share of $0.21, versus Adjusted net income of $0.7 million, or Adjusted earnings per share of $0.03 for the third quarter of 2020. Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a loss of $1.5 million compared to Adjusted EBITDA of $4.3 million in the third quarter last year.

See “Non-GAAP Financial Measures” below for the Company’s definition of total Adjusted net income (loss), Adjusted earnings (loss) per share, EBITDA and Adjusted EBITDA and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Debt and Liquidity

The Company’s total debt was approximately $156 million at September 30, 2021, while cash and cash equivalents were approximately $5 million. These amounts reflect the net impact of customer prepayments of approximately $3 million. Included in the Company’s total debt at September 30, 2021 were borrowings of $130 million under the Uncommitted Revolving Credit Agreement with Standard Chartered Bank (the “Credit Agreement”) and borrowings of $25 million under the Second Shareholder’s Loan Agreement with Weichai America Corp. (“Weichai”), its majority stockholder. The Credit Agreement includes financial covenants which were effective for the Company beginning with the three months ended June 30, 2021, including an interest coverage ratio and a minimum EBITDA threshold, as further defined in the Credit Agreement. For the three months ended June 30, 2021 and September 30, 2021, the Company did not meet the covenants for either of these periods. On November 9, 2021, the Company entered into a waiver with Standard Chartered, which waived the financial covenant defaults for the quarters ended June 30 and September 30, 2021. As previously disclosed, the Company is also party to the First Amended and Restated Shareholder’s Loan Agreement with Weichai, which provides the Company with access of up to $130 million of credit solely for purposes of repaying outstanding borrowings under the Credit Agreement. The Company has not borrowed any funds under the First Amended and Restated Shareholder’s Loan Agreement.

The Company is working with Weichai to explore near-term financing solutions in addition to longer-term financing options.

Revised Outlook for 2021

During the fourth quarter of 2021, the Company believes that its sales will exhibit healthy year-over-year growth with contributions across all end markets. An improvement in gross profit as a percentage of sales in the fourth quarter versus the third quarter is also projected. Also, with the conclusion of the United States Attorney’s Office for the Northern District of Illinois (the “USAO”) trial involving former officers and employees of the Company in September 2021, the Company believes its costs related to this matter will cease. Accordingly, the Company expects to experience a decline in legal costs related to this obligation during the fourth quarter. However, at this time, the Company is not able to estimate the potential future amount of its indemnity obligations related to the pending U.S. Securities and Exchange Commission matter involving former officers and employees. Notwithstanding this outlook, which is being driven in part by expectations for improved economic conditions within the United States and across various of the Company’s markets, the Company cautions that significant uncertainty still remains as a result of the ongoing COVID-19 pandemic, supply chain challenges, and other factors.

Management Comments

Lance Arnett, chief executive officer, commented, “Notwithstanding favorable demand from our customers, our third quarter sales reflect the effect of supply chain challenges that impacted our ability to timely deliver products. Meanwhile, our profitability was impacted by inflationary cost pressures for certain materials and higher shipping-related costs, among other factors. Although we expect these challenges to persist for some time, we are optimistic that our fourth quarter sales will show healthy growth year-over-year. The Company also anticipates an improvement in fourth quarter gross margin versus the third quarter.”

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the energy, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. In addition, PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: the impact of the ongoing COVID-19 pandemic could have on the Company’s business and financial results; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks related to complying with the terms and conditions of the settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Northern District of Illinois (the “USAO”); variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the internal control matters; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the SEC and the criminal division of the USAO, which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; disruptions to the Company’s supply chain; the impact of increasing warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com

Results of operations for the three and nine months ended September 30, 2021 compared with the three and nine months ended September 30, 2020 (UNAUDITED):

(in thousands, except per share amounts)	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Net sales	$117,630	$114,450	$3,180	3%	$329,279	$312,603	$16,676	5%
Cost of sales	106,288	96,281	10,007	10%	297,673	272,943	24,730	9%

Gross profit	11,342	18,169	(6,827)	(38)%	31,606	39,660	(8,054)	(20)%
Gross margin %	9.6%	15.9%	(6.3)%		9.6%	12.7%	(3.1)%
Operating expenses:
Research, development and engineering expenses	5,437	6,555	(1,118)	(17)%	17,772	19,121	(1,349)	(7)%
Research, development and engineering expenses as a % of sales	4.6%	5.7%	(1.1)%		5.4%	6.1%	(0.7)%
Selling, general and administrative expenses	10,958	11,964	(1,006)	(8)%	47,858	38,434	9,424	25%
Selling, general and administrative expenses as a % of sales	9.3%	10.5%	(1.2)%		14.5%	12.3%	2.2%
Amortization of intangible assets	634	763	(129)	(17)%	1,901	2,290	(389)	(17)%

Total operating expenses	17,029	19,282	(2,253)	(12)%	67,531	59,845	7,686	13%

Operating loss	(5,687)	(1,113)	(4,574)	NM	(35,925)	(20,185)	(15,740)	78%
Other expense, net:
Interest expense	1,623	1,510	113	7%	5,253	4,211	1,042	25%
Loss on extinguishment of debt	—	—	—	—%	—	497	(497)	(100)%
Other expense (income), net	—	(947)	947	(100)%	1	(1,202)	1,203	(100)%

Total other expense, net	1,623	563	1,060	188%	5,254	3,506	1,748	50%

Loss before income taxes	(7,310)	(1,676)	(5,634)	NM	(41,179)	(23,691)	(17,488)	74%
Income tax benefit	(133)	(210)	77	(37)%	(281)	(3,771)	3,490	(93)%

Net loss	$(7,177)	$(1,466)	$(5,711)	NM	$(40,898)	$(19,920)	$(20,978)	105%

Loss per common share:
Basic	$(0.31)	$(0.06)	$(0.25)	NM	$(1.79)	$(0.87)	$(0.92)	106%
Diluted	$(0.31)	$(0.06)	$(0.25)	NM	$(1.79)	$(0.87)	$(0.92)	106%
Non-GAAP Financial Measures:
Adjusted net (loss) earnings *	$(4,841)	$652	$(5,493)	NM	$(21,571)	$(12,197)	$(9,374)	77%
Adjusted (loss) earnings per share – diluted *	$(0.21)	$0.03	$(0.24)	NM	$(0.95)	$(0.53)	$(0.42)	79%
EBITDA *	$(3,851)	$1,911	$(5,762)	NM	$(30,378)	$(13,268)	$(17,110)	129%
Adjusted EBITDA *	$(1,515)	$4,316	$(5,831)	(135)%	$(10,496)	$(1,640)	$(8,856)	NM

NM	Not meaningful
*	See reconciliation of non-GAAP financial measures to GAAP results below

POWER SOLUTIONS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,993	$20,968
Restricted cash	3,081	3,299
Accounts receivable, net of allowances of $4,726 and $3,701 as of September 30, 2021 and December 31, 2020, respectively	54,545	60,148
Income tax receivable	4,271	3,708
Inventories, net	144,814	108,213
Prepaid expenses and other current assets	10,628	6,351

Total current assets	222,332	202,687

Property, plant and equipment, net	18,562	20,181
Intangible assets, net	8,418	10,319
Goodwill	29,835	29,835
Other noncurrent assets	16,151	20,955

TOTAL ASSETS	$295,298	$283,977

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$89,745	$31,547
Current maturities of long-term debt	285	310
Revolving line of credit	130,000	130,000
Other short-term financing	25,459	—
Other accrued liabilities	50,683	77,619

Total current liabilities	296,172	239,476

Deferred income taxes	1,066	886
Long-term debt, net of current maturities	678	781
Noncurrent contract liabilities	2,794	3,181
Other noncurrent liabilities	29,095	33,556

TOTAL LIABILITIES	$329,805	$277,880

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock – $0.001 par value. Shares authorized: 5,000. No shares issued and outstanding at all dates.	$—	$—
Common stock – $0.001 par value; 50,000 shares authorized; 23,117 shares issued; 22,925 and 22,892 shares outstanding at September 30, 2021 and December 31, 2020, respectively	23	23
Additional paid-in capital	157,496	157,262
Accumulated deficit	(190,792)	(149,894)
Treasury stock, at cost, 192 and 225 shares at September 30, 2021 and December 31, 2020, respectively	(1,234)	(1,294)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(34,507)	6,097

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$295,298	$283,977

POWER SOLUTIONS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Cash used in operating activities
Net loss	$(7,177)	$(1,466)	$(40,898)	$(19,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	634	763	1,901	2,290
Depreciation	1,202	1,314	3,647	3,922
Stock-based compensation expense	102	165	334	482
Amortization of financing fees	475	493	2,102	1,102
Deferred income taxes	(192)	58	179	(265)
Loss on extinguishment of debt	—	—	—	497
Other adjustments, net	149	(513)	652	(260)
Changes in operating assets and liabilities:
Accounts receivable, net	5,034	9,591	5,611	52,083
Inventory, net	(15,750)	11,138	(37,167)	(20,842)
Prepaid expenses and other assets	(2,508)	(5,384)	(2,497)	(5,362)
Accounts payable	10,323	(21,848)	58,798	(30,482)
Accrued expenses	(16,789)	(8,120)	(26,911)	16,572
Other noncurrent liabilities	(365)	7,516	(4,852)	(2,100)

Net cash used in operating activities	(24,862)	(6,293)	(39,101)	(2,283)

Cash (used in) provided by investing activities
Capital expenditures	(971)	(575)	(2,156)	(1,991)
Return of investment in joint venture	82	—	2,263	—
Proceeds from corporate-owned life insurance	—	930	—	930
Other investing activities, net	52	—	88	7

Net cash (used in) provided by investing activities	(837)	355	195	(1,054)

Cash provided by (used in) financing activities
Repayments of long-term debt and lease liabilities	(93)	—	(286)	(55,200)
Proceeds from short-term financings	26,171	—	26,309	—
Repayment of short-term financings	(708)	—	(708)	—
Proceeds from revolving line of credit	—	—	—	180,298
Repayments of revolving line of credit	—	—	—	(89,826)
Payments of deferred financing costs	(13)	—	(2,562)	(1,970)
Other financing activities, net	(36)	(18)	(40)	58

Net cash provided by (used in) financing activities	25,321	(18)	22,713	33,360

Net (decrease) increase in cash, cash equivalents, and restricted cash	(378)	(5,956)	(16,193)	30,023
Cash, cash equivalents, and restricted cash at beginning of the period	8,452	35,982	24,267	3

Cash, cash equivalents, and restricted cash at end of the period	$8,074	$30,026	$8,074	$30,026

Non-GAAP Financial Measures

In addition to the results provided in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) above, this press release also includes non-GAAP (adjusted) financial measures. Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the consolidated financial statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for the quarterly period ended September 30, 2021. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated below.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted net income (loss)	Net income (loss)
Adjusted earnings (loss) per share	Earnings (loss) per common share – diluted
EBITDA	Net income (loss)
Adjusted EBITDA	Net income (loss)

The Company believes that Adjusted net income (loss), Adjusted earnings (loss) per share, EBITDA, and Adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in its industry as well as by the Company’s management in assessing the performance of the Company. Adjusted net income (loss) is defined as net income (loss) as adjusted for certain items that the Company believes are not indicative of its ongoing operating performance. Adjusted earnings (loss) per share is a measure of the Company’s diluted earnings (loss) per common share adjusted for the impact of special items. EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of other non-cash charges and certain other items that do not reflect the ordinary earnings of the Company’s operations.

Adjusted net income (loss), Adjusted earnings (loss) per share, EBITDA, and Adjusted EBITDA are used by management for various purposes, including as a measure of performance of the Company’s operations and as a basis for strategic planning and forecasting. Adjusted net income (loss), Adjusted earnings (loss) per share, and Adjusted EBITDA may be useful to an investor because these measures are widely used to evaluate companies’ operating performance without regard to items excluded from the calculation of such measures, which can vary substantially from company to company depending on the accounting methods, the book value of assets, the capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

The following table presents a reconciliation from Net loss to Adjusted net (loss) earnings for the three and nine months ended September 30, 2021 and 2020 (UNAUDITED):

(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(7,177)	$(1,466)	$(40,898)	$(19,920)
Stock-based compensation [1]	102	165	334	482
Loss on debt extinguishment [2]	—	—	—	497
Severance [3]	(2)	332	690	332
Incremental financial reporting [4]	—	4	—	1,783
Internal control remediation [5]	268	137	971	1,029
Government investigations and other legal matters [6]	1,968	2,697	17,887	8,435
Life insurance proceeds [7]	—	(930)	—	(930)
Discrete income tax items [8]	—	(287)	(555)	(3,905)

Adjusted net (loss) earnings	$(4,841)	$652	$(21,571)	$(12,197)

The following table presents a reconciliation from Loss per common share – diluted to Adjusted (loss) earnings per share for the three and nine months ended September 30, 2021 and 2020 (UNAUDITED):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Loss per common share – diluted	$(0.31)	$(0.06)	$(1.79)	$(0.87)
Stock-based compensation [1]	—	0.01	0.01	0.02
Loss on debt extinguishment [2]	—	—	—	0.02
Severance [3]	—	0.01	0.03	0.01
Incremental financial reporting [4]	—	—	—	0.08
Internal control remediation [5]	0.01	0.01	0.04	0.05
Government investigations and other legal matters [6]	0.09	0.11	0.78	0.37
Life insurance proceeds [7]	—	(0.04)	—	(0.04)
Discrete income tax items [8]	—	(0.01)	(0.02)	(0.17)

Adjusted (loss) earnings per share – diluted	$(0.21)	$0.03	$(0.95)	$(0.53)

Diluted shares (in thousands)	22,920	22,881	22,902	22,866

The following table presents a reconciliation from Net loss to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020 (UNAUDITED):

(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(7,177)	$(1,466)	$(40,898)	$(19,920)
Interest expense	1,623	1,510	5,253	4,211
Income tax benefit	(133)	(210)	(281)	(3,771)
Depreciation	1,202	1,314	3,647	3,922
Amortization of intangible assets	634	763	1,901	2,290

EBITDA	(3,851)	1,911	(30,378)	(13,268)
Stock-based compensation [1]	102	165	334	482
Loss on debt extinguishment [2]	—	—	—	497
Severance [3]	(2)	332	690	332
Incremental financial reporting [4]	—	4	—	1,783
Internal control remediation [5]	268	137	971	1,029
Government investigations and other legal matters [6]	1,968	2,697	17,887	8,435
Life insurance proceeds [7]	—	(930)	—	(930)

Adjusted EBITDA	$(1,515)	$4,316	$(10,496)	$(1,640)

1.	Amounts reflect non-cash stock-based compensation expense.
2.	Amount represents the loss on the extinguishment of the Company’s prior credit facility with Wells Fargo Bank, N.A. and the unsecured senior notes in April 2020.
3.	Amounts represent severance and other post-employment costs for certain former employees of the Company.
4.

Amounts represent professional services fees related to the Company’s efforts to prepare, audit and file delinquent financial statements with the SEC, as well as tax compliance matters impacted by the restatement of prior period financial statements. The amounts exclude $0.1 million and $1.0 million for the three and nine months ended September 30, 2020.

5.	Amounts represent professional services fees related to the Company’s efforts to remediate internal control material weaknesses including certain costs to upgrade IT systems.
6.

Amounts include professional services fees for the three and nine months ended September 30, 2021 of $1.6 million and $15.2 million, respectively, and $1.7 million and $5.5 million for the three and nine months ended September 30, 2020, respectively, related to costs to indemnify certain former officers and employees of the Company. The Company is obligated to pay legal costs of certain former officers and employees in accordance with Company bylaws and certain indemnification agreements. As further discussed in Note 9. Commitments and Contingencies of Part I, Item 1. Financial Statements within the Company’s Form 10-Q for the quarterly period ended September 30, 2021, the Company fully exhausted its historical primary directors’ and officers’ insurance coverage in connection with these matters during the first quarter of 2020. Also included are professional services fees and reserves related to certain other legal matters.

7.	Amount represents a life insurance payment to the Company related to the death of a former employee.
8.

Amounts for all periods include adjustments to impacts of the CARES Act; the nine months ended September 30, 2020 also include a change in the deferred tax liability related to an indefinite lived intangible asset.